UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

ENTREPRENEUR UNIVERSE BRIGHT GROUP

(Exact name of registrant as specified in its charter)

Nevada	000-56305	90-1734867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 907, Saigao City Plaza Building 2, No. 170, Weiyang Road, Xi’an, China
(Address of principal executive offices)	(Zip Code)

+86-029-86100263

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 26, 2024, Entrepreneur Universe Bright Group (the “Company”) issued a press release announcing that the Company’s Board of Directors has declared a special one-time cash dividend of $0.0013 per share of the Company’s common stock, payable on September 12, 2024 to shareholders of record on August 30, 2024. FINRA UPC (Uniform Practice Code) Rule 11140 provides that, in respect to dividends or distributions that are less than twenty-five percent of the value of the subject security, the ex-dividend date shall be the record date. Accordingly, a stockholder of the Company that sells shares of the Company’s common stock on or prior to the record date of August 30, 2024 will not receive the one-time special cash dividend for the Company shares that are sold. A copy of the Company’s press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press Release, dated August 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

Dated: August 26, 2024

	By:	/s/ Guolin Tao
		Name:	Guolin Tao
		Title:	Chief Executive Officer and Chief Financial Officer

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